Dated 4th October, 2024

SMART LOGISTICS GLOBAL LIMITED

and

LO TAI ON

__________________________________________________

  SERVICE AGREEMENT

__________________________________________________

CONTENTS

ClauseHeading                                                                                                                 Page

1.       DEFINITIONS AND INTERPRETATION2

2.       APPOINTMENT4

3.       DUTIES AND SERVICES4

4.       REMUNERATION6

5.       BENEFITS AND EXPENSES6

6.       BONUS6

7.       LEAVE7

8.       RETIREMENT FUND SCHEME7

9.       SHARE DEALINGS7

10.       TERMINATION7

11.       RESTRAINT ON ACTIVITIES9

12.       CONFIDENTIAL INFORMATION10

13.       RESTRICTIONS REASONABLE10

14.       INVENTIONS AND OTHER INDUSTRIAL OR INTELLECTUAL PROPERTY11

15.       FORMER SERVICE AGREEMENTS12

16.       RECONSTRUCTION12

17.       AMENDMENTS12

18.       SEVERABILITY12

19.       WAIVER AND OTHER RIGHTS13

20.       TIME13

21.       ASSIGNMENT13

22.       SUCCESSORS AND ASSIGNS13

23.       NOTICE13

24.       COUNTERPARTS14

25.       GOVERNING LAW AND JURISDICTION14

EXECUTION15

THIS AGREEMENT is made on the 4th day of October 2024

BETWEEN:

1.Smart Logistics Global Limited, a company incorporated in the Cayman Islands with limited liability whose registered office is situated at the office of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands and whose principal place of business in Hong Kong is at Room 702, 7/F., Block 3, Core B Cyberport, 100 Cyberport Road, Pokfulam, Hong Kong. (the “Company”); and

2.LO TAI ON, holder of Hong Kong Identity Card No.HKID No.: XXXXXX, of XXXXX, Hong Kong. (“Mr. Lo”).

WHEREAS the Company has agreed to employ Mr. Lo and Mr. Lo has agreed to serve the Company as chief financial officer by providing the Company with the services hereinafter described on the terms and conditions set out below.

IT IS HEREBY AGREED as follows:

1.DEFINITIONS AND INTERPRETATION

(A)In this Agreement, including the recital, save where the context otherwise requires, the following terms shall have the respective meanings set opposite them:

“Agreement”this service agreement;

“Associate”having the meaning ascribed thereto in the Nasdaq Listing Rules;

“Appointment”the appointment of Mr. Lo as chief financial officer of the Company as effected by Clause 2;

“Board”the board of directors from time to time of the Company or (as the context may require) the majority of directors present and voting at any meeting of the Board duly convened and held;

“Business”all the business and affairs carried out by the Group from time to time;

“Business Day”any day (including Saturday) on which banks in Hong Kong generally are open for business;

“Companies Ordinance”the Companies Ordinance (Chapter 622 of the Laws of Hong Kong);

“Confidential Information”in relation to businesses carried on by the Group, all information, know-how, trade secrets and records (in whatever form held), including (without limitation) all formulae, designs, specifications, drawings, data, manuals and instructions, customer lists, business plans and forecasts, technical or other expertise and computer software, accounting and tax records, correspondence, orders and enquiries which are confidential or not generally known;

“Financial Year”a period of twelve calendar months commencing on 1 April and ending on 31 March of the year;

“Nasdaq Listing Rules”the Rules Governing the Listing of Securities on the Nasdaq Stock Exchange, as amended from time to time;

“Group”the Company and its subsidiaries from time to time;

“HK$”Hong Kong dollars, the lawful currency of Hong Kong;

“Hong Kong”Hong Kong Special Administrative Region of the People’s Republic of China;

“Term”a term of two (2) years commencing from January 15, 2024, the effective date of this Agreement;

“Invention”any business concept or idea, invention, discovery, design, copyright, work, development, improvement, process and secret whatsoever or any interest therein (whether the subject of letters patent or not) which shall relate to or concern any of the services, products or methods of conducting business or the production of any matter whatsoever of or by any member of the Group or any of the principals, joint venture partners, contracting parties, customers or clients of the Group in respect of any business or potential business which is reasonably related to any business of the Group;

“Memorandum and Articles”the memorandum and articles of association of the Company from time to time;

“Party”either party to this Agreement and “Parties” shall be construed accordingly;

“Stock Exchange”The Nasdaq Capital Market;

“subsidiary”having the meaning ascribed thereto in section 15 of the Companies Ordinance; and

“year”a 12-month period with the first one commencing from the date hereof and thereafter each successive 12 months commencing from the day next following the end of the preceding 12-month period.

(B)In this Agreement, save where the context otherwise requires:

(i)the headings used are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of this Agreement;

(ii)references to Clauses are references to clauses of this Agreement;

(iii)references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(iv)expressions in the singular shall include the plural and vice versa;

(v)expressions in any gender shall include other genders; and

(vi)references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organisations, associations, enterprises and branches.

2.APPOINTMENT

(A)The Company shall employ Mr. Lo and Mr. Lo shall well and faithfully serve the Company as a chief financial officer subject to and upon the terms set out below and subject to the Memorandum and Articles, effective as of January 15, 2024.

(B)Subject to the provisions for termination set out in Clause 10, the Appointment shall be for the Term unless and until terminated in accordance with Clause 10, provided further that either party may terminate this Agreement by giving to the other party not less than three (3) months prior written notice.  Upon termination of this Agreement by Mr. Lo, Mr. Lo must state his reason for resignation/termination and whether he has any disagreement with the Company.

3.DUTIES AND SERVICES

(A)Mr. Lo hereby undertakes with the Company that during the term of the Appointment, he shall use his best endeavours to carry out his duties hereunder and to protect, promote and act in the best interests of the Group.

(B)Mr. Lo in his office as a chief financial officer of the Company shall:

(i)devote his time and efforts diligently to the interests and affairs of the Group in the discharge of his duties in relation to the Company and the Group generally;

(ii)execute such duties as maybe assigned by the Company or the chief executive office of the Company from time to time;

(ii)in the discharge of such duties and in the exercise of such powers, comply with all and any lawful directions and instructions from time to time made or given to him by the Board according to the best of his skills and ability and comply with all resolutions and regulations from time to time passed or made by the Board;

(iii)in pursuance of his duties hereunder, perform such services for the Group and (without further remuneration unless otherwise agreed) accept such offices in the Group as the Board may from time to time reasonably require and without limiting the generality of this Clause, act as the chief financial officer of the Company and of each of its subsidiaries;

(iv)disclose to the Board all directorships and other (direct or indirect) interests, employment, consultancies or associations held by Mr. Lo and all interests in the business which may be competing with the Business from time to time and obtaining consent from the Board pursuant to Clause 3(I) where applicable;

(v)faithfully and diligently perform such duties and exercise such powers as are consistent with his office in relation to the Company and the Group; and

(vi)comply with every rule of law applicable to any member of the Group whether in Cayman Islands, Hong Kong, the PRC or elsewhere, the Nasdaq Listing Rules and all other relevant securities regulations, rules, instructions and guidelines as issued by the relevant regulatory authorities from time to time.

(C)Mr. Lo shall at all times promptly give to the Board (in writing if so requested) all such information as the Board may reasonably require in relation to his conduct of the Business in so far as such information is or ought to be within the knowledge of Mr. Lo and provide such explanations as the Board may require in connection therewith.

(E)Mr. Lo shall comply with the Nasdaq Listing Rules or the Company’s own code on no less exacting terms.

(E)The normal office hours are 9:00 a.m. to 6:00 p.m., Monday through Friday.  Mr. Lo may be required to work outside these normal hours without additional pay.

(F)Mr. Lo shall be required to carry out his duties in Hong Kong, the People’s Republic of China or such other parts of the world as the Board may request or as the interests, needs, business and opportunities of the Group will require or be deemed advisable by the Board.

(G)Subject to Clause 10, Mr. Lo may at any time during the term of the Appointment act as a director of any company which do not, collectively or individually, involve any significant devotion of time or attention; or be engaged, concerned or interested directly or indirectly in any business, trade, office or occupation.

(H)Nothing in this Agreement shall prevent Mr. Lo from (together with his Associates) directly or indirectly holding or being beneficially interested in:

(i)any class of securities in the Company or any other members of the Group; or

(ii)any class of securities in any other company where the total voting rights exercisable at general meetings of the company concerned attaching to the securities of that class held by Mr. Lo and his Associates do not exceed 5% of the total voting rights attaching to the securities of that class, if such class of securities is listed on a stock exchange and the relevant company does not carry on any business which competes in any way with the Business.

(I)The following provisions in this Clause 3(I) shall apply in relation to any application for consent by Mr. Lo under Clause 11(A):

(i)Mr. Lo shall furnish to the Board a detailed statement of the exact nature of the business, trade, office or occupation in which he wishes to engage, the exact nature of the duties and obligations imposed on and the extent of commitment required of or to be assumed by him and the amount of time that he intends to devote and is likely to be devoted for such purpose;

(ii)if the Board is reasonably satisfied that the nature of the business, trade, office or occupation in which Mr. Lo wishes to engage is unlikely to compete with the Business and that the time likely to be devoted by Mr. Lo for such business, trade, office or occupation is unlikely to adversely affect the Business and the ability of Mr. Lo to fulfill his duties under this Agreement, then the Board shall, upon the compliance of Clause 3(I)(iii), consent to the engagement by Mr. Lo in such business, trade, office or occupation provided that Mr. Lo shall, and shall procure his Associate (if also a member of the Board) to, abstain from voting and that Mr. Lo and his Associate shall not be counted in the quorum at any meeting of the Board at which such engagement by Mr. Lo is to be determined; and

(iii)Mr. Lo shall (as a condition precedent to such consent of the Board) furnish to the Board an undertaking that the matter represented in the statement referred to in Clause 3(I)(i) will at all times during the term of the Appointment remain true, correct and accurate, that he will not during the term of the Appointment act in variance thereof and that he shall indemnify the Company in full for all loss, damage, costs or expenses whatsoever which the Company may suffer or incur as a result,  whether directly or indirectly, of any breach of the undertaking by Mr. Lo.

4.REMUNERATION

(A)In consideration of the performance of his duties hereunder, Mr. Lo shall receive during the term of the Appointment a fixed remuneration at the annual rate of HK$600,000 (inclusive of any sum payable to Mr. Lo as salary and/or as housing allowance from any company in the Group) payable by 12 monthly instalments of HK$50,000 (or a pro rata amount for an incomplete month) and such instalments being payable on or before the last day of each calendar month and such salary shall be reviewed at the discretion of the Board and decided by the majority in number of the members of the Board after Mr. Lo has completed 12 months of service or at such other time as the Board deems appropriate, provided that Mr. Lo shall, and shall procure his Associate (if also a member of the Board) to, abstain from voting and shall not be counted in the quorum at any meeting of the Board at which the Board is to determine the amount payable to him pursuant to this Clause 4(A).

(B)Payment of such salary to Mr. Lo referred to in Clause 4(A) above shall be made either by the Company or by another company in the Group and if by more than one company, in such proportions as the Board may from time to time think fit.

5.BENEFITS AND EXPENSES

(A)The Company shall reimburse to Mr. Lo all reasonable out-of-pocket expenses (including expenses of entertainment, subsistence and travelling) properly incurred by him in relation to the Business or in the discharge of his duties to the Group hereunder, which expenses shall be evidenced in such manner as the Board may require.

(B)The Company shall pay or provide to Mr. Lo such additional benefits as the Board shall in its absolute discretion deem appropriate.

(C)       Subject to the Board Chairman’s final approval, Mr. Lo shall be entitled to medical benefits, which shall cover not only himself but also his immediate family (including only to his parents, siblings, spouses, and children). Annual medical benefits shall be limited to not exceeding total amount of HK$800,000, which shall be calculated after deducting all other insurance claims received from any insurance agency.

6.BONUS

Mr. Lo shall be entitled to discretionary management bonus as determined by the remuneration committee of the Company in its absolute discretion depending on the performance of Mr. Lo and the operating results of the Group for each financial year.

7.LEAVE

Mr. Lo shall (in addition to Sundays and statutory holidays) be entitled, to paid holiday of 14 working days in each calendar year during the term of the Appointment, to be taken at such time or times as approved by the Company.

8.RETIREMENT FUND SCHEME

Mr. Lo shall during the term of the Appointment participate in and the Company shall arrange for the participation of Mr. Lo in the Company’s retirement or provident fund scheme (if any, and/or such other scheme as the same may from time to time be supplemental thereto or in replacement thereof).  The terms for participation in such scheme (and/or such other scheme as aforesaid) applicable to Mr. Lo shall be the same as those applicable to other employees of the Group.

9.SHARE DEALINGS

Mr. Lo shall comply where relevant with every rule of law, every regulation of the Nasdaq Stock Exchange, or the Company’s own code on no less exacting terms and every regulation of the Company and the Memorandum and Articles in force in relation to dealings in shares, debentures or other securities of the companies in the Group and in relation to unpublished price-sensitive information affecting the shares, debentures or other securities of any company in the Group, provided always that in relation to overseas dealings, Mr. Lo shall also comply with all laws of the state and all regulations of the stock exchange, market or dealing system in which such dealings take place.

10.TERMINATION

(A)Without prejudice to the accrued rights (if any) or remedies of either Party under or pursuant to this Agreement, the Company shall be entitled (but not obliged) to terminate the Appointment without any compensation to Mr. Lo:

(i)by not less than three (3) months’ notice in writing given at any time while Mr. Lo shall have been incapacitated or prevented by reason of ill health injury or accident from performing his duties hereunder for a period of or periods aggregating 120 days in the preceding 12 months, provided that if at any time during the subsistence of a notice given pursuant to this sub-paragraph, Mr. Lo shall provide a medical certificate satisfactory to the Board to the effect that he has fully recovered his physical health and that no recurrence of illness or incapacity can reasonably be anticipated, the Company shall withdraw such notice; or

(ii)by summary notice in writing with immediate effect if Mr. Lo at any time:

(a)commits any serious or wilful or persistent breach of any of the provisions herein contained (and to the extent that such breach, if capable of remedy, fails to be remedied within 30 days after written notice from the Board);

(b)is guilty of dishonesty or any misconduct or wilful neglect in the discharge of his duties hereunder (and to the extent that such breach, if capable of remedy, fails to be remedied within 30 days after written notice from the Board);

(c)becomes of unsound mind, or is or becomes a patient for any purpose of any ordinance or law relating to mental health;

(d)becomes bankrupt or has a receiving order made against him or makes any arrangement or composition with his creditors generally;

(e)is otherwise prohibited by law from fulfilling his duties hereunder;

(f)is convicted of any criminal offence (other than a criminal conviction which in the opinion of the Board does not affect his position in the Company); or

(g)breaches any of the terms of this Agreement,

provided that in any meeting of the Board held to consider whether any notice shall be issued pursuant to this Clause 10(A)(ii), any vote by Mr. Lo or his Associate (if also a member of the Board) shall not be taken into account and provided further that upon such termination of the Appointment pursuant to this Clause 10(A)(ii), Mr. Lo shall not be entitled to any payment whatsoever (other than any salary actually accrued due and payable) for or in respect of the then current year of service or to claim any compensation or damages for or in respect of or by reason of such termination.

(B)If the Company becomes entitled to terminate the Appointment pursuant to Clause 10(A)(ii), it shall be entitled (but without prejudice to its right subsequently to terminate the Appointment on the same or any other ground) to suspend Mr. Lo for so long as it may think fit.

(C)Upon the termination of the Appointment howsoever arising, Mr. Lo shall:

(i)at any time and from time to time thereafter at the request of the Company immediately resign from office as a chief financial officer of the Company and all offices held by him in any company in the Group, and Mr. Lo hereby irrevocably appoints the Company to be his lawful attorney and in his name and on his behalf to execute any document under hand or under seal or do any thing necessary to give effect thereto and a certificate in writing signed by the legal advisor to the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case and any third party shall be entitled to rely on such certificate without further enquiry, provided howsoever that such resignation or resignations shall be given and accepted on the footing that it is or they are without prejudice to any claim which Mr. Lo may have against any such company arising out of this Agreement or of the termination of the Appointment;

(ii)forthwith deliver to the Company all books, records (whether in electronic format or otherwise), documents, papers, materials, correspondence, accounts, together with copies thereof and other property of or relating to the Group or the Business (whether made or compiled by or delivered to Mr. Lo or otherwise) which may then be in his possession or under his power or control; and

(iii)not at any time thereafter represent himself to be connected with the Group in any respect.

(D)Notwithstanding any provision in this Agreement, the provisions of Clauses 11, 12, 16 and 25 shall continue to apply notwithstanding the termination of this Agreement.

(E)In the event that the Company shall be prohibited under the law from terminating this Agreement by summary notice upon the occurrence of any of the events specified in Clause 10(A)(ii), the Company may upon the occurrence of any such events terminate this Agreement by giving to the  Mr. Lo7 day’s notice in writing and in such event, the “agreed  period” for the purpose of section  6(2)(c) of the Employment Ordinance (Chapter 57 of the laws of Hong Kong) shall be 7 days.

11.RESTRAINT ON ACTIVITIES

(A)Save in respect of:

(i)any business which is carried on by Mr. Lo prior to the commencement of a similar business by any company in the Group; or

(iii)any appointment to any position of responsibility in any business during the term of the Appointment which does not conflict with the interests of the Group and his responsibilities to the Group and which is approved by a majority of the members of the Board in accordance with Clause 3(I),

Mr. Lo shall not and shall procure that his Associates shall not during the Appointment (save with the prior written approval of the Board obtained in accordance with Clause 3(I)) be directly or indirectly engaged in, concerned with or interested in any other business carried on in any country or place where the Group has carried on or is carrying on its business which is in any respect in competition with or similar to the Business, provided that this shall not prohibit the holding (directly or through nominees) of investments listed on any stock exchange as long as not more than five per cent. of the issued shares or stock of any class of any one company shall be so held, save that this restriction shall not apply to any holding of shares or stock of any company within the Group.

(B)Mr. Lo hereby agrees that subject to the exceptions provided under Clause 11(A), during the term of the Appointment and for a period of one year after the termination of the Appointment, he will not and will procure that his Associates will not:

(i)engage or be engaged in any country or place where the Group has carried on or is carrying on its business, whether directly or indirectly, in any business which is in competition with or similar to the Business, or take employment with any person engaged, concerned or interested in or operating, whether directly or indirectly, such business in any country or place where the Group has carried on or is carrying on its business, or assist any such person with technical, commercial or professional advice in relation to such business;

(ii)either on his own account or for any person, solicit business from any person (including but not limited to any customer or supplier or prospective customer or supplier of the Company or any other company in the Group) who at any time during the term of the Appointment has dealt with the Company or any other company in the Group or who on the termination of the Appointment is in the process of negotiating with the Company or any such company in the Group in relation to the Business;

(iii)directly or indirectly, employ any person who has during the term of the Appointment been a director, officer, manager, agent or servant of or consultant to any company in the Group and who by reason of such employment is or may be likely to be in possession of any Confidential Information relating to the Business or the customers of the Group which, if that person were Mr. Lo, would be covered by the confidential restrictions of Clause 12 of this Agreement; and

(iv)either on his own account or for any person, solicit or entice or endeavour to solicit or entice away from any company within the Group any director, officer, manager, agent or servant of any company in the Group whether or not such person would commit any breach of his contract of employment or services by reason of leaving the service of the relevant company in the Group.

(C)Each of Clause 11(A) and the paragraphs of Clause 11(B) shall be deemed to constitute a separate agreement and shall be construed independently of each other.

12.CONFIDENTIAL INFORMATION

(A)Mr. Lo shall not at any time during the term of the Appointment or after the termination of the Appointment without limit in point of time:

(i)use or cause, permit or suffer to be used any Confidential Information for his own purpose or for any purpose other than that of the Group; or

(ii)divulge or communicate or cause, permit or suffer to be divulged or communicated to any person any Confidential Information, save to those of the employees or officials of the Group whose province it is to know the same; or

(iii)through any failure to exercise all due care and diligence, cause or permit or suffer to be caused any unauthorised disclosure of any Confidential Information, including (without limitation):

(a)relating to the dealings, organisation, business, finance, transactions or any other affairs of the Group or its clients or customers; or

(b)in respect of which any such company is bound by an obligation of confidence to any third party,

provided that these restrictions shall cease to apply to any information or knowledge which (otherwise than through the default of Mr. Lo) has become available to the public generally or otherwise required by law or any applicable legislation to be disclosed.

(B)Since Mr. Lo may obtain in the course of the Appointment, by reason of services rendered for or offices held in any other company in the Group, knowledge of the Confidential Information of such company, Mr. Lo hereby agrees that he will at the request and cost of the Company or such other company enter into a direct agreement or undertaking with such company whereby he will accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such products and services and such area and for such period as such company may reasonably require for the protection of its legitimate interests.

(C)All notes, memoranda, records and writings made by Mr. Lo in relation to the Business or concerning any of its dealings or affairs or the dealings or affairs of any clients or customers of the Group shall be and remain the property of the Group and shall be handed over by him to the Company (or to such other company in the Group as the case may require) from time to time on demand and in any event upon his leaving the service of the Company, and Mr. Lo shall not retain any copy thereof.

13.RESTRICTIONS REASONABLE

While the restrictions contained in Clauses 11 and 12 are considered by the Parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Company but would be valid if part of the wording thereof were deleted or the periods (if any) thereof were reduced, such restriction shall apply with such modifications as may be necessary to make it valid and effective.

14.INVENTIONS AND OTHER INDUSTRIAL OR INTELLECTUAL PROPERTY

(A)The Parties foresee that Mr. Lo may make inventions or create other industrial or intellectual property in the course of carrying out his duties under this Agreement and agree that in this respect Mr. Lo has a special responsibility to further the interests of the Group.

(B)In consideration of the remuneration and other benefits payable or made available to Mr. Lo hereunder, Mr. Lo agrees and acknowledges that all rights relating to any discovery, invention or improvement or design made or process or information discovered or copyright work, patent, know-how, trade mark, service mark, or trade name or get-up whatsoever (including but without limitation to the foregoing any rights to all concepts, process, designs, programmes, sketches, drawings, schemes, models and specifications)  created by Mr. Lo during the term of the Appointment (whether capable of being patented or registered or not and whether or not made or discovered in the course of his employment under this Agreement) in conjunction with or in any way affecting or relating to the business or potential business of any company in the Group or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of such company in the Group as the Company may direct.  Mr. Lo hereby assigns the same to the Company free of charge by way of present and future assignment to hold the same unto the Company or such company in the Group as the Company may direct absolutely throughout the world.

(C)Mr. Lo, if and whenever required so to do by the Company whether during or after the term of the Appointment, shall at the expense of a company in the Group apply or join with such company in applying for letters patent or other protection or registration for any such discovery invention improvement design process information copyright work patent know-how trade mark service mark trade name or get-up as aforesaid which belongs to such company and shall at the expense of such company execute and do all instruments and things necessary for vesting the said letters patent or other protection or registration when obtained and all right title and interest to and in the same in such company absolutely and as sole beneficial owner or in such other person as the Company may specify.

(D)If at any time during the term of the Appointment Mr. Lo shall either by himself or jointly with others make, discover or acquire any Invention or if details of any Invention shall be communicated to Mr. Lo by any other employee of any member of the Group, then:

(i)Mr. Lo shall forthwith in writing inform the Board full details thereof including all necessary plans and models;

(ii)any Invention made or discovered by Mr. Lo or his share therein if made or discovered jointly shall belong to and be the absolute property of the Company or such  member of the Group or its nominee as may be directed by the Company;

(iii)at the request of the Company or the relevant member of the Group at any time whether during the term of the Appointment or thereafter Mr. Lo shall at the expenses of the Company or the relevant member of the Group or its nominee (as the case may be) as part of his duties under this Agreement join with and assist the Company or the relevant member of the Group or its nominee (as the case may be) in obtaining and/or renewing letters patent, copyright, design and/or trade or service mark registration or other like protection in such countries as the Board may direct of any Invention and shall execute such deeds and documents and carry out such acts as may be necessary for the vesting in the Company  or the relevant member of the Group or its nominee (as the case may be) the sole beneficial rights in any Invention; and

(iv)none of the members of the Group shall be under any liability to account to Mr. Lo for any revenue or profit derived or resulting from any Invention.

(E)Mr. Lo hereby irrevocably appoints the Company and each member of the Group severally to be his attorney in his name and on his behalf to execute any instrument and do any act or thing and generally to use his name as may be necessary for the purpose of giving to the Company or such member of the Group as may be directed by the Company the full benefit of this Clause 14 and in favour of any third party a certificate in writing signed by a director or officer of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case.  Mr. Lo hereby agrees to confirm and ratify all such instruments executed and all such acts or things done by the Company or by any member of the Group pursuant to this Clause 14(E).

(F)Mr. Lo agrees and undertakes to indemnify and keep indemnified in full the Group on demand from and against all actions, demands, claims, proceedings, liabilities, costs and expenses incurred or sustained by any member of the Group arising from, as a result of or in connection with any breach by Mr. Lo of any of his obligations under Clauses 11, 12 and 14 or his obligations implied by law in relation to any of the matters mentioned in such Clauses.

15.FORMER SERVICE AGREEMENTS

(A)This Agreement embodies all of the terms and provisions of and relating to the employment of Mr. Lo by the Company and shall be in substitution for and supersedes any previous service agreements, arrangements or undertakings entered into between any company in the Group and Mr. Lo in respect of such employment.

(B)Mr. Lo hereby acknowledges that he has no claim of any kind whatsoever against any company in the Group and without prejudice to the generality of the foregoing, he further acknowledges that he has no claim for damages against any company in the Group for the termination of any previous service agreements, arrangements or undertakings for the sole purpose of entering into this Agreement.

16.RECONSTRUCTION

If this Agreement is terminated by reason of the liquidation of the Company or the transfer of its business to another one or more companies for the purpose of reconstruction or amalgamation and Mr. Lo is requested to provide his services with the restructured entity or any concern or undertaking on terms and conditions no less favourable in all respects than the provisions of this Agreement, Mr. Lo shall not have any claim against the Company or its successors-in-title in respect of such termination.

17.AMENDMENTS

This Agreement shall not be amended, supplemented or modified in any manner, save by an instrument in writing signed by the Parties.

18.SEVERABILITY

If at any time any provision of this Agreement is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, such provision shall be deemed to be deleted from this Agreement, and the validity, legality, enforceability or performance of the remaining provisions of this Agreement shall not thereby in any respect be affected or impaired.

19.WAIVER AND OTHER RIGHTS

(A)No single or partial exercise of, or failure or omission to exercise or delay in exercising any right, power or remedy vested in either Party under or pursuant to this Agreement or otherwise shall constitute a waiver by such Party of such or any other right, power or remedy.

(B)Any right, power or remedy expressly conferred upon either Party under this Agreement shall be in addition to and without prejudice to all other rights, powers and remedies which would otherwise be available to such Party under this Agreement or at law.

20.TIME

Time shall be of the essence of this Agreement, both as regards the dates and periods specifically mentioned in this Agreement and as to any date and period which may by written agreement between or on behalf of the Parties be substituted for them.

21.ASSIGNMENT

This Agreement shall not be capable of being assigned by either Party to any person.

22.SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon the Parties and the successors and permitted assigns of the Company, and shall ensure to the benefit of, and be enforceable by, the Parties and the successors and permitted assigns of the Company.

23.NOTICE

(A)Any notice, demand or other communication to be given by either Party to the other Party under this Agreement shall be in writing, and shall be deemed duly served if:

(i)delivered personally;

(ii)sent by prepaid registered post; or

(iii)sent by facsimile transmission,

to the address or facsimile number (as the case may be) of such other Party previously in writing notified (in accordance with the provisions of this Agreement and stating in clear terms the intention to change the address or facsimile number, as the case may be) to the Party serving the same.

(B)A notice, demand or other communication shall be deemed served:

(i)if delivered personally, at the time of delivery;

(ii)if sent by post, at the expiration of two Business Days after the envelope containing the same has been delivered into the custody of the postal authorities; and

(iii)if sent by facsimile transmission, upon receipt by the Party giving the same of machine printed confirmation of such transmission.

(C)In proving the service of any notice, demand or other communication, it shall be sufficient to prove that:

(i)in the case of personal delivery, the same has been delivered or left at the address of the Party to be served on;

(ii)in the case of a letter, the envelope containing the same has been properly addressed, delivered into the custody of the postal authorities and duly stamped; and

(iii)in the case of a facsimile transmission, the same has been duly transmitted to the facsimile number of the Party to be served on.

24.COUNTERPARTS

This Agreement may be executed in any number of counterparts and by either Party on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

25.GOVERNING LAW AND JURISDICTION

(A)This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

(B)The Parties hereby irrevocably agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written.

SIGNED by Hue Kwok Chiu)

for and on behalf of ) /s/ Hue Kwok Chiu

Smart Logistics Global Limited               )

in the presence of:)

SIGNED by Lo Tai On)

(Holder of Hong Kong Identity Card No. XXXXXX)     ) /s/ Lo Tai On

in the presence of:)